APPENDIX A

FORM OF AGREEMENT AND PLAN OF REORGANIZATION

      This Agreement and Plan of Reorganization (the "Agreement") is made as of May 20, 2011, by and between Highland Funds I, a Delaware statutory trust (the "Acquiring Trust") established under an Agreement and Declaration of Trust, as amended (the "Acquiring Trust Declaration of Trust"), on behalf of Highland Floating Rate Opportunities Fund (the "Acquiring Fund") and each of Highland Floating Rate Advantage Fund, a Delaware statutory trust established under an Agreement and Declaration of Trust, as amended (the "ADV Declaration of Trust") and Highland Floating Rate Fund, a Delaware statutory trust (with Highland Floating Rate Advantage Fund, each an "Acquired Fund" and, together, the "Acquired Funds" ) established under an Agreement and Declaration of Trust, as amended (the "FRF Declaration of Trust" and, together with the ADV Declaration of Trust, the "Acquired Fund Declaration of Trust"). The capitalized terms used herein shall have the meanings ascribed to them in this Agreement.

      This Agreement is intended to be, and is adopted as, a plan of reorganization and liquidation for purposes of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code"), with respect to each Acquired Fund and the Acquiring Fund. The reorganization of each Acquired Fund into the Acquiring Fund (each, a "Reorganization" and, together, the "Reorganizations") will consist of (i) the transfer of all of the assets of an Acquired Fund to the Acquiring Fund in exchange for Class A shares (the "Class A Acquiring Fund Shares"), Class B shares (the "Class B Acquiring Fund Shares"), Class C shares (the "Class C Acquiring Fund Shares") and Class Z shares (the "Class Z Acquiring Fund Shares" and, together with the Class A Acquiring Fund Shares, Class B Acquiring Fund Shares and the Class C Acquiring Fund Shares, the "Acquiring Fund Shares") of beneficial interest, par value $0.001 per share, of the Acquiring Fund; (ii) the assumption by the Acquiring Fund of all of the liabilities of the Acquired Fund; (iii) the distribution, after the closing date contemplated by Section
3.1 (the "Closing Date"), of the Acquiring Fund shares, pro rata to the shareholders of the corresponding class of shares of the Acquired Fund, (iv) the repayment by the Acquiring Fund of any amounts due under Highland Floating Rate Advantage Fund's existing credit facility on the Closing Date as described in Section 1.1(c) and (v) the termination, dissolution and complete liquidation of the Acquired Fund as provided herein, all upon the terms and conditions hereinafter set forth in this Agreement. Before the Closing Date, each Acquired Fund will declare a dividend or dividends in an amount or amounts described in Section 6.6.

      In consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:
1.	TRANSFER OF ASSETS OF EACH ACQUIRED FUND IN EXCHANGE FOR
THE ACQUIRING FUND SHARES AND ASSUMPTION OF LIABILITIES
AND LIQUIDATION OF EACH ACQUIRED FUND
1.1.	Subject to the terms and conditions hereof and on
the basis of the representations and warranties
contained herein:
(a)	Each Acquired Fund will sell, assign, convey,
transfer and deliver to the Acquiring Fund, and
the Acquiring Fund will acquire, on the Closing
Date, all of the properties and assets, subject
to liabilities, of each Acquired Fund as set
forth in Section 1.2.
(b)	The Acquiring Fund shall, on the Closing Date,
(i) issue and deliver to each Acquired Fund (1)
the number of Class A Acquiring Fund Shares
(including fractional shares, if any) determined
by dividing (A) the amount of the assets of the
Acquired Fund attributable to its Class A
shares, less the amount of the liabilities of
the Acquired Fund attributable to its Class A
shares, computed in the manner and as of the
time and date set forth in Section 2.2, by (B)
the net asset value of one Class A Acquiring
Fund Share, computed in the manner and as of the
time and date set forth in Section 2.3, (2) the
number of Class B Acquiring Fund Shares
(including fractional shares, if any) determined
by dividing (A) the amount of the assets of the
Acquired Fund attributable to its Class B
shares, less the amount of the liabilities of
the Acquired Fund attributable to its Class B
shares, computed in the manner and as of the
time and date set forth in Section 2.2, by (B)
the net asset value of one Class B Acquiring
Fund Share, computed in the manner and as of the
time and date set forth in Section 2.3, (3) the
number of Class C Acquiring Fund Shares
(including fractional shares, if any) determined
by dividing (A) the amount of the assets of the
Acquired Fund attributable to its Class C
shares, less the amount of the liabilities of
the Acquired Fund attributable to its Class C
shares, computed in the manner and as of the
time and date set forth in Section 2.2, by (B)
the net asset value of one Class C Acquiring
Fund Share, computed in the manner and as of the
time and date set forth in Section 2.3, and (4)
the number of Class Z Acquiring Fund Shares
(including fractional shares, if any) determined
by dividing (A) the amount of the assets of the
Acquired Fund attributable to its Class Z
shares, less the amount of the liabilities of
the Acquired Fund attributable to its Class Z
shares, computed in the manner and as of the
time and date set forth in Section 2.2, by (B)
the net asset value of one Class Z Acquiring
Fund Share, computed in the manner and as of the
time and date set forth in Section 2.3, and (ii)
subject to Section 1.1(c) hereof, assume all of
each Acquired Fund's liabilities and obligations
of any kind whatsoever, whether absolute,
accrued, contingent, or otherwise, in existence
on the Closing Date.  Such transactions shall
take place at the closing provided for in
Section 3 (the "Closing").
(c)	To the extent Highland Floating Rate Advantage
Fund has any outstanding borrowings under its
existing revolving credit facility as of the
Valuation Date (as defined in Section 2.4
below), the Acquiring Fund will enter into its
own revolving credit facility on or before the
Closing Date.  On the Closing Date, the
Acquiring Fund will draw on that facility and
use the proceeds to repay in their entirety any
principal, interest or other amounts due under
the terms of Highland Floating Rate Advantage
Fund's existing credit facility as of the
Closing Date.  These amounts will be paid by the
Acquiring Fund to the lender under Highland
Floating Rate Advantage Fund's credit facility
and will not be received by any Acquired Fund
shareholder in connection with the
Reorganizations.
(d)	Upon consummation of the transactions described
in subsections (b) and (c) above, each Acquired
Fund in complete liquidation shall distribute to
its respective shareholders of record as of the
Closing Date the Acquiring Fund Shares received
by it.  Each shareholder of an Acquired Fund
shall be entitled to receive, on a pro rata
basis within each share class, Acquiring Fund
Shares corresponding in class.
1.2.	The assets of each Acquired Fund to be acquired by
the Acquiring Fund shall include, without
limitation, all cash, securities, commodities and
futures interests, dividends and interest
receivables, receivables for shares sold and all
other properties and assets which are owned by the
Acquired Fund on the Closing Date, whether or not
set forth in the statement of assets and liabilities
of the Acquired Fund prepared on behalf of the
Acquired Fund, as of the Valuation Date, in
accordance with accounting principles generally
accepted in the United States consistently applied,
from the prior audited period.
1.3.	As provided in Section 3.4, as soon after the
Closing Date as is conveniently practicable (the
"Liquidation Date"), each Acquired Fund will
liquidate and distribute to its shareholders of
record the Acquiring Fund Shares received by the
Acquired Fund as contemplated by Section 1.1.  Such
liquidation and distribution will be accomplished by
the transfer of the Acquiring Fund Shares then
credited to the account of the Acquired Fund on the
books of the Acquiring Fund to open accounts on the
share records of the Acquiring Fund in the names of
Acquired Fund shareholders of record as of the
Valuation Date (as defined in Section 2.4 of this
Agreement) and representing the respective number of
the Acquiring Fund Shares due to such shareholders.
The Acquiring Fund shall not be obligated to issue
certificates representing the Acquiring Fund Shares
in connection with such exchange.
1.4.	With respect to the Acquiring Fund Shares
distributable pursuant to Section 1.3 to an Acquired
Fund shareholder holding a certificate or
certificates for shares of an Acquired Fund, if any,
on the Valuation Date (as defined in Section 2.4 of
this Agreement), the Acquiring Fund will not permit
such shareholder to receive Acquiring Fund Share
certificates therefor, exchange such Acquiring Fund
Shares for shares of other series of the Acquiring
Trust (or for shares of certain other funds for
which exchange is typically offered, as described in
the the registration statement on Form N-14 of the
Acquiring Trust (the "Registration Statement")),
effect an account transfer of such Acquiring Fund
Shares, or pledge or redeem such Acquiring Fund
Shares until the Acquiring Fund has been notified by
the applicable Acquired Fund or its agent that such
Acquired Fund shareholder has surrendered all his or
her outstanding certificates for Acquired Fund
Shares or, in the event of lost certificates, posted
adequate bond.
1.5.	As soon as practicable after the Closing Date, each
Acquired Fund shall make all filings and take all
other steps as shall be necessary and proper to
effect its complete liquidation.  Any reporting
responsibility of an Acquired Fund is and shall
remain the responsibility of such Acquired Fund up
to and including the Closing Date and thereafter.
1.6.	Any and all obligations or liabilities arising under
or in respect of this Agreement shall be those of
the applicable Acquired Fund or the Acquiring Fund,
as the case may be, and shall not otherwise be
obligations or liabilities of the Acquiring Trust,
and, for clarity, under no circumstances will any
series of the Acquiring Trust (other than the
Acquiring Fund) have any obligation or liability
under or in respect of this Agreement or the
transactions contemplated hereby.
2.	VALUATION AND VALUATION DATE
2.1.	On the Closing Date, the Acquiring Fund will deliver
to each Acquired Fund a number of Class A, Class B,
Class C, and Class Z Acquiring Fund Shares
(including fractional shares, if any) determined as
provided in Section 1.
2.2.	The value of each Acquired Fund's net assets will be
computed as of the Valuation Date (as defined in
Section 2.4 of this Agreement) using the valuation
procedures for the Acquiring Fund set forth in the
Acquiring Trust Declaration of Trust and the
Registration Statement.
2.3.	The net asset value of a Class A, Class B, Class C,
or Class Z Acquiring Fund Share shall be the net
asset value per Class A, Class B, Class C, or Class
Z share, as the case may be, of the Acquiring Fund
computed as of the Valuation Date using the
valuation procedures for the Acquiring Fund set
forth in the Acquiring Trust Declaration of Trust
and the Registration Statement.
2.4.	The Valuation Date shall be 4:00 p.m. Eastern time,
and after the declaration of any dividends by each
Acquired Fund, on the business day immediately
preceding the Closing Date, or such earlier date as
may be mutually agreed upon in writing by the
parties hereto (the "Valuation Date").
2.5.	The Acquiring Fund shall issue the Acquiring Fund
Shares to each Acquired Fund on one or more share
deposit receipts registered in the name of the
Acquired Fund.  Each Acquired Fund shall distribute
in liquidation the Acquiring Fund Shares received by
it hereunder to its shareholders as contemplated by
Section 1.1, by redelivering such share deposit
receipts to the Acquiring Trust's transfer agent
which will as soon as practicable set up open
accounts for Acquired Fund shareholders in
accordance with written instructions furnished by
each Acquired Fund.  Immediately after the close of
business on the Valuation Date, the share transfer
books of each Acquired Fund will be closed and no
further transfers of Acquired Fund shares will be
made.
2.6.	Each Acquired Fund will pay or cause to be paid to
the Acquiring Fund any interest, cash or such
dividends, rights and other payments received by it
on or after the Closing Date with respect to the
Investments (as defined in Section 4.1 of this
Agreement) and other properties and assets of such
Acquired Fund, whether accrued or contingent,
received by it on or after the Closing Date.  Any
such distribution shall be deemed included in the
assets transferred to the Acquiring Fund at the
Closing Date and shall not be separately valued
unless the securities in respect of which such
distribution is made shall have gone "ex" such
distribution prior to the Valuation Date, in which
case any such distribution which remains unpaid at
the Closing Date shall be included in the
determination of the value of the assets of each
Acquired Fund acquired by the Acquiring Fund.
2.7.	All computations of value shall be made for the
Acquiring Fund, in accordance with its regular
practice in pricing the shares and assets of the
Acquiring Fund using the valuation procedures set
forth in the Acquiring Trust Declaration of Trust
and the Registration Statement.
3.	CLOSING AND CLOSING DATE
3.1.	The Closing Date shall be in June 2011, or at such
other later date to which the parties may agree.
The Closing shall be held at the offices of Ropes &
Gray, LLP, Prudential Tower, 800 Boylston Street,
Boston, MA 02199, at 9AM Eastern time or at such
other time and/or place as the parties may agree.
3.2.	The portfolio securities of each Acquired Fund shall
be made available by such Acquired Fund to PFPC
Trust Company (which is anticipated to be renamed
BNY Mellon Investment Servicing Trust Company
effective July 1, 2011, the custodian for the
Acquiring Fund (the "Custodian"), for examination no
later than five business days preceding the
Valuation Date.  On the Closing Date, such portfolio
securities and all the applicable Acquired Fund's
cash shall be delivered by each Acquired Fund to the
Custodian for the account of the Acquiring Fund,
such portfolio securities to be duly endorsed in
proper form for transfer in such manner and
condition as to constitute good delivery thereof in
accordance with the custom of brokers or, in the
case of portfolio securities held in the U.S.
Treasury Department's book-entry system or by the
Depository Trust Company, Participants Trust Company
or other third party depositories, by transfer to
the account of the Custodian in accordance with Rule
17f-4, Rule 17f-5 or Rule 17f-7, as the case may be,
under the Investment Company Act of 1940, as amended
(the "1940 Act"), and accompanied by all necessary
federal and state stock transfer stamps or a check
for the appropriate purchase price thereof.  The
cash delivered shall be in the form of currency or
certified or official bank checks, payable to the
order of the custodian for the Acquiring Fund.
3.3.	In the event that on the Valuation Date (a) the New
York Stock Exchange shall be closed to trading or
trading thereon shall be restricted, or (b) trading
or the reporting of trading on said Exchange or
elsewhere shall be disrupted so that accurate
appraisal of the value of the net assets of each
Acquired Fund or the Acquiring Fund is
impracticable, the Closing Date shall be postponed
until the first business day after the day when
trading shall have been fully resumed and reporting
shall have been restored; provided that if trading
shall not be fully resumed and reporting restored
within three business days after the Valuation Date,
this Agreement may be terminated by the Acquiring
Fund or an Acquired Fund upon the giving of written
notice to the other party.
3.4.	At the Closing, each Acquired Fund or its transfer
agent shall deliver to the Acquiring Fund or its
designated agent a list of the names and addresses
of the Acquired Fund shareholders and the number of
outstanding shares of such Acquired Fund owned by
each Acquired Fund shareholder, all as of the close
of business on the Valuation Date, certified by the
President, any Vice President or Secretary of such
Acquired Fund.  The Acquiring Fund will provide to
each Acquired Fund evidence, reasonably satisfactory
to the Acquired Fund, that the Acquiring Fund Shares
issuable pursuant to Section 1.1 have been credited
to the Acquired Fund's account on the books of the
Acquiring Fund.  On the Liquidation Date, the
Acquiring Fund will provide to each Acquired Fund
evidence, reasonably satisfactory to the Acquired
Fund, that such Acquiring Fund Shares have been
credited pro rata within each class of shares to
open accounts in the names of Acquired Fund
shareholders as provided in Section 1.3.
3.5.	At the Closing, the Acquiring Fund shall deliver to
the each Acquired Fund, and each Acquired Fund shall
deliver to the Acquiring Fund, such bills of sale,
instruments of assumption of liabilities, checks,
assignments, stock certificates, receipts or other
documents as such other party or its counsel may
reasonably request in connection with the transfer
of assets, assumption of liabilities and liquidation
contemplated by Section 1.
4.	REPRESENTATIONS AND WARRANTIES
4.1.	Representations and Warranties of each Acquired
Fund.
Each Acquired Fund represents and warrants the following
to the Acquiring Fund as of the date hereof and agrees to confirm the continuing accuracy and completeness in all material respects of the following on the Closing Date:
(a)	The Acquired Fund is a statutory trust duly
formed, validly existing and in good standing
under the laws of the State of Delaware and has
power to own all of its properties and assets
and to carry out its obligations under this
Agreement.  The Acquired Fund is qualified as a
foreign entity in every jurisdiction where
required, except to the extent that failure to
so qualify would not have a material adverse
effect on the Acquired Fund.  The Acquired Fund
has all necessary federal, state and local
authorizations to carry on its business as now
being conducted.
(b)	The Acquired Fund is duly registered under the
1940 Act, as a management company of the closed-
end type operating as an interval fund, and such
registration has not been revoked or rescinded
and is in full force and effect.
(c)	The Acquired Fund is not in violation in any
material respect of any provisions of the
Acquired Fund Declaration of Trust or the
Acquired Fund's Bylaws (the "Bylaws") or any
agreement, indenture, instrument, contract,
lease or other undertaking to which the Acquired
Fund is a party or by which the Acquired Fund or
its assets are bound, and the execution,
delivery and performance of this Agreement will
not result in any such violation.
(d)	The Acquired Fund's current prospectus(es) and
statement(s) of additional information
(collectively, as amended or supplemented from
time to time, the "Acquired Fund Prospectus")
conform in all material respects to the
applicable requirements of the Securities Act of
1933, as amended (the "1933 Act"), and the 1940
Act and the rules and regulations of the
Securities and Exchange Commission (the
"Commission") thereunder and do not include any
untrue statement of a material fact or omit to
state any material fact relating to the Acquired
Fund required to be stated therein or necessary
to make the statements therein, in light of the
circumstances under which they were made, not
misleading.
(e)	At the Closing Date, the Acquired Fund will have
good and marketable title to the Acquired Fund's
assets to be transferred to the Acquiring Fund
pursuant to Section 1.2.
(f)	Except as otherwise disclosed to the Acquiring
Fund, no material litigation, administrative or
other proceedings or investigation is presently
pending or, to the knowledge of the Acquired
Fund, threatened as to the Acquired Fund or any
of its properties or assets or any person whom
the Acquired Fund may be obligated to directly
or indirectly indemnify in connection with such
litigation, proceedings or investigation.  The
Acquired Fund does not know of any facts which
might form the basis for the institution of such
proceedings and the Acquired Fund is not a party
to or subject to the provisions of any order,
decree or judgment of any court or governmental
body, which materially and adversely affects its
business or its ability to consummate the
transactions contemplated hereby.
(g)	The statement of assets and liabilities,
statement of operations, statement of changes in
net assets and schedule of portfolio investments
(indicating their market values) of the Acquired
Fund at, as of, and for the fiscal year ended
June 30, 2010, audited by PricewaterhouseCoopers
LLP, independent registered public accounting
firm to the Acquired Fund, and the unaudited
financial statements of the Acquired Fund for
the six months ended December 31, 2010, copies
of which have been furnished to the Acquiring
Fund, fairly reflect the financial condition,
results of operations, and changes in net assets
of the Acquired Fund as of such date and for the
period then ended in accordance with accounting
principles generally accepted in the United
States consistently applied, and the Acquired
Fund has no known liabilities of a material
amount, contingent or otherwise, other than
those shown on the statements of assets and
liabilities referred to above, or those incurred
in the ordinary course of its business since
June 30, 2010.
(h)	Since June 30, 2010, there has not been any
material adverse change in the Acquired Fund's
financial condition, assets, liabilities or
business (other than changes occurring in the
ordinary course of business), or any incurrence
by the Acquired Fund of indebtedness (other than
in the ordinary course of business, which shall
be deemed to include, in the case of Highland
Floating Rate Advantage Fund, indebtedness
pursuant to the terms of its existing credit
facility for investment purposes).  For purposes
of this subparagraph (h), changes in portfolio
securities, changes in the market value of
portfolio securities, net redemptions or
scheduled repurchase offers shall be deemed to
be in the ordinary course of business.
(i)	As of the Closing Date:  (i) all federal and
other tax returns and reports of the Acquired
Fund required by law to have been filed by such
date (giving effect to extensions) shall have
been timely filed and shall have been true,
correct and complete in all material respects as
of the time of their filing; (ii) all taxes (if
any) of the Acquired Fund which are due and
payable on such returns or reports or on any
assessments received by Acquired Fund shall have
been timely paid or the timely payment thereof
shall have been provided for; (iii) the Acquired
Fund is not liable for taxes of any person other
than itself and is not a party to or otherwise
bound by any tax sharing or allocation
agreement; (iv) all of the Acquired Fund's tax
liabilities will have been adequately provided
for on its books; and (v) the Acquired Fund has
not had any tax deficiency or liability asserted
against it or question with respect thereto
raised, and it is not under audit by the
Internal Revenue Service or by any state, local
or other tax authority for taxes in excess of
those already paid.
(j)	For each taxable year of its operation
(including for the short taxable year beginning
on July 1, 2010 and ending on the Closing Date),
the Acquired Fund has met, and will continue to
meet at all times through the Closing Date, the
requirements of Subchapter M of the Code for
qualification and treatment as a "regulated
investment company," has elected to be treated
as such, and has computed or will compute, as
applicable, its U.S. federal income tax under
Section 852 of the Code.
(k)	The Acquired Fund does not own any "converted
property" (as that term is defined in Treasury
Regulation Section 1.337(d)-7(a)(1)) that is
subject to the rules of Section 1374 of the Code
as a consequence of the application of Section
337(d)(1) of the Code and U.S. Treasury
regulations thereunder.
(l)	The Acquired Fund has not received written
notification from any tax authority that asserts
a position contrary to any of the
representations in paragraphs (i), (j) or (k) of
this Section 4.1.
(m)	The authorized capital of the Acquired Fund
consists of an unlimited number of shares of
beneficial interest, par value $0.001 per share,
of such number of different series as the Board
of Trustees of the Acquired Fund may authorize
from time to time.  The outstanding shares of
beneficial interest of the Acquired Fund as of
the Closing Date are divided into Class A
shares, Class B shares, Class C shares, and
Class Z shares, each having the characteristics
described in the Acquired Fund Prospectus and
will, at the time of the Closing Date, be held
by the persons and in the amounts set forth in
the records of the transfer agent as provided in
Section 3.4.  All issued and outstanding shares
of the Acquired Fund are, and at the Closing
Date will be, duly and validly issued and
outstanding, fully paid and non-assessable by
the Acquired Fund (except as set forth in the
Acquired Fund Prospectus), and will have been
issued in compliance with all applicable
registration or qualification requirements of
federal and state securities laws.  No options,
warrants or other rights to subscribe for or
purchase, or securities convertible into, any
shares of the Acquired Fund are outstanding.
(n)	The Acquired Fund's investment operations from
inception to the date hereof have been in
compliance in all material respects with the
investment policies and investment restrictions
set forth in the Acquired Fund Prospectus,
except as previously disclosed in writing to the
Acquiring Fund.
(o)	The execution, delivery and performance of this
Agreement have been duly authorized by the Board
of Trustees of the Acquired Fund and by all
other necessary trust action on the part of the
Acquired Fund, and this Agreement constitutes
the valid and binding obligation of the Acquired
Fund enforceable in accordance with its terms,
except as the same may be limited by bankruptcy,
insolvency, reorganization or other similar laws
affecting the enforcement of creditors' rights
generally and other equitable principles.
(p)	The Acquiring Fund Shares to be issued to the
Acquired Fund pursuant to the terms of this
Agreement will not be acquired for the purpose
of making any distribution thereof other than to
Acquired Fund shareholders as provided in
Section 1.1(c).
(q)	The information relating to the Acquired Fund
furnished by the Acquired Fund for use in no-
action letters, applications for orders,
registration statements, proxy materials and
other documents that may be necessary in
connection with the transactions contemplated
hereby is and will be accurate and complete in
all material respects and complies in all
material respects with federal securities laws
and regulations thereunder applicable thereto.
(r)	There are no material contracts outstanding to
which the Acquired Fund is a party, other than
as disclosed in the registration statement of
the Acquired Fund, as amended, filed with the
Commission under the 1933 Act and the 1940 Act
(the "Registration Statement").
(s)	No consent, approval, authorization or order of
any court or governmental authority is required
for the consummation by the Acquired Fund of the
transactions contemplated by this Agreement,
except such as may be required under the 1933
Act, the Securities Exchange Act of 1934 Act
(the "1934 Act"), the 1940 Act, state securities
or blue sky laws (which term as used herein
shall include the laws of the District of
Columbia and of Puerto Rico).
(t)	As of both the Valuation Date and the Closing
Date, the Acquired Fund will have full right,
power and authority to sell, assign, transfer
and deliver the Investments (as defined below)
and any other assets and liabilities of the
Acquired Fund to be transferred to the Acquiring
Fund pursuant to this Agreement.  At the Closing
Date, subject only to the delivery of the
Investments and any such other assets and
liabilities as contemplated by this Agreement
and, in the case of Highland Floating Rate
Advantage Fund, the release and discharge of any
encumbrances, liens or security interests in
favor of State Street Bank and Trust Company
effective as of the Closing Date, the Acquiring
Fund will acquire the Investments and any such
other assets subject to no encumbrances, liens
or security interests in favor of any third
party creditor of the Acquired Fund, and without
any restrictions upon the transfer thereof,
including such restrictions as might arise under
the 1933 Act.  As used in this Agreement, the
term "Investments" shall mean the Acquired
Fund's investments shown on the schedule of its
portfolio investments as of December 31, 2010
referred to in Section 4.1(g) hereof, as
supplemented with such changes as the Acquired
Fund shall make after December 31, 2010, which
changes shall be disclosed to the Acquiring Fund
in an updated schedule of investments, and
changes resulting from stock dividends, stock
split-ups, mergers and similar corporate actions
through the Closing Date.
(u)	The books and records of the Acquired Fund made
available to the Acquiring Fund and/or its
counsel are substantially true and correct and
contain no material misstatements or omissions
with respect to the operations of the Acquired
Fund.
(v)	To the best of the Acquired Fund's knowledge,
all of the issued and outstanding shares of the
Acquired Fund shall have been offered for sale
and sold in conformity with all applicable
federal and state securities laws (including any
applicable exemptions therefrom), or the
Acquired Fund has taken any action necessary to
remedy any prior failure to have offered for
sale and sold such shares in conformity with
such laws.
4.2.	Representations and Warranties of the Acquiring
Trust, on behalf of the Acquiring Fund.
The Acquiring Trust, on behalf of the Acquiring Fund,
represents and warrants the following to the Acquired
Funds as of the date hereof and agrees to confirm the
continuing accuracy and completeness in all material
respects of the following on the Closing Date:
(a)	The Acquiring Trust is a statutory trust duly
formed, validly existing and in good standing
under the laws of the State of Delaware and has
power to own all of its properties and assets
and to carry out its obligations under this
Agreement.  The Acquiring Trust is qualified as
a foreign entity in every jurisdiction where
required, except to the extent that failure to
so qualify would not have a material adverse
effect on the Acquiring Trust or the Acquiring
Fund.  The Acquiring Fund will, prior to the
Closing Date, have all necessary federal, state
and local authorizations to carry on its
business as now being conducted.
(b)	The Acquiring Trust is duly registered under the
1940 Act, as a management company of the open-
end type, and such registration has not been
revoked or rescinded and is in full force and
effect, and the Acquiring Fund is a separate
series thereof duly designated in accordance
with the applicable provisions of the Acquiring
Trust Declaration of Trust, the laws of the
State of Delaware and the 1940 Act.
(c)	The Acquiring Fund is not in violation in any
material respect of any provisions of the
Acquiring Trust Declaration of Trust or Bylaws
or any agreement, indenture, instrument,
contract, lease or other undertaking to which
the Acquiring Fund is a party or by which the
Acquiring Fund or its assets are bound, and the
execution, delivery and performance of this
Agreement will not result in any such violation.
(d)	As of the Closing Date, the Registration
Statement will conform in all material respects
to the applicable requirements of the 1933 Act
and the 1940 Act and the rules and regulations
of the Commission thereunder and does not and
will not include any untrue statement of a
material fact or omit to state any material fact
relating to the Acquiring Trust or the Acquiring
Fund required to be stated therein or necessary
to make the statements therein, in light of the
circumstances under which they were made, not
misleading.
(e)	Except as otherwise disclosed to each Acquired
Fund, no material litigation, administrative or
other proceedings or investigation is presently
pending or, to the knowledge of the Acquiring
Fund, threatened as to the Acquiring Fund or any
of its properties or assets or any person whom
the Acquiring Fund may be obligated to directly
or indirectly indemnify in connection with such
litigation, proceedings or investigation.
Neither the Acquiring Trust nor the Acquiring
Fund knows of any facts which might form the
basis for the institution of such proceedings,
and neither the Acquiring Trust nor the
Acquiring Fund is a party to or subject to the
provisions of any order, decree or judgment of
any court or governmental body, which materially
and adversely affects its business or its
ability to consummate the transactions
contemplated hereby.
(f)	Other than any assets and liabilities of the
Acquiring Fund relating to the investment by the
initial shareholder of the Acquiring Fund, which
investment shall not exceed $100, and subject to
the Acquiring Fund's borrowing under a credit
facility on the Closing Date as described in
Section 1.1(c) hereof, the Acquiring Fund has no
assets or known liabilities, contingent or
otherwise.
(g)	The Acquiring Fund is being established in order
to effect the transactions described in this
Agreement, and, prior to the Closing Date, will
not have carried on any business activity (other
than such activities as are customary to the
organization of a new series of the Acquiring
Trust prior to its commencement of investment
operations, including, in the case of Acquiring
Fund, entering into and borrowing under a credit
facility on the Closing Date as described in
Section 1.1(c) hereof).  It has not yet filed
its first U.S. federal income tax return and,
thus, has not yet elected to be treated as a
"regulated investment company" for U.S. federal
income tax purposes.  However, upon filing its
first U.S. federal income tax return at the
completion of its first taxable year, the
Acquiring Fund will elect to be a "regulated
investment company" and until such time will
take all steps necessary to ensure that it
qualifies for taxation as a "regulated
investment company" under Sections 851 et seq.
of the Code.
(h)	The authorized capital of the Acquiring Trust
consists of an unlimited number of shares of
beneficial interest, par value $0.001 per share,
of such number of different series as the Board
of Trustees of the Acquiring Trust may authorize
from time to time.  As of the date of this
Agreement, the Acquiring Fund does not have
outstanding shares of any class.  The
outstanding shares of beneficial interest in the
Acquiring Fund as of the Closing Date will be
divided into Class A shares, Class B shares,
Class C shares and Class Z shares, each having
the characteristics described in the
Registration Statement effective at such time.
(i)	The execution, delivery and performance of this
Agreement have been duly authorized by the Board
of Trustees of the Acquiring Trust and by all
other necessary trust action on the part of the
Acquiring Trust and the Acquiring Fund, and
constitute the valid and binding obligation of
the Acquiring Fund enforceable in accordance
with its terms, except as the same may be
limited by bankruptcy, insolvency,
reorganization or other similar laws affecting
the enforcement of creditors' rights generally
and other equitable principles.
(j)	The Acquiring Fund Shares to be issued and
delivered to each Acquired Fund pursuant to the
terms of this Agreement will at the Closing Date
have been duly authorized and, when so issued
and delivered, will be duly and validly issued
Class A, Class B, Class C and Class Z shares of
beneficial interest in the Acquiring Fund, and
will be fully paid and non-assessable by such
Acquiring Fund and will have been issued in
compliance with all applicable registration or
qualification requirements of federal and state
securities laws.  No options, warrants or other
rights to subscribe for or purchase, or
securities convertible into, any shares of the
Acquiring Fund are outstanding.
(k)	The information furnished by the Acquiring Fund
for use in no-action letters, applications for
orders, registration statements, proxy materials
and other documents that may be necessary in
connection with the transactions contemplated
hereby is and will be accurate and complete in
all material respects and complies in all
material respects with federal securities laws
and regulations thereunder applicable thereto.
(l)	There are no material contracts outstanding to
which the Acquiring Fund is a party, other than
as disclosed in the Registration Statement.
(m)	The books and records of the Acquiring Fund made
available to each Acquired Fund and/or its
counsel are substantially true and correct and
contain no material misstatements or omissions
with respect to the operations of the Acquiring
Fund.
(n)	No consent, approval, authorization or order of
any court or governmental authority is required
for the consummation by the Acquiring Fund of
the transactions contemplated by this Agreement,
except such as may be required under the 1933
Act, the 1934 Act, the 1940 Act, state
securities or blue sky laws.
5.	COVENANTS OF THE PARTIES.
5.1.	Each of the Acquired Funds and the Acquiring Fund
will operate its business in the ordinary course
between the date hereof and the Closing Date, it
being understood that, with respect to an Acquired
Fund, such ordinary course of business will include
purchases and sales of portfolio securities,
quarterly repurchase offers with respect to fund
shares, and regular and customary periodic dividends
and distributions, and with respect to the Acquiring
Fund, it shall be limited to such actions as are
customary to the organization of a new series of the
Acquiring Trust prior to its commencement of
investment operations, including, in the case of
Acquiring Fund, entering into and borrowing under a
credit facility on the Closing Date as described in
Section 1.1(c) hereof.
5.2.	As promptly as practicable, but in any case within
sixty days after the Closing Date, each Acquired
Fund shall furnish the Acquiring Fund, in such form
as is reasonably satisfactory to the Acquiring Fund,
a statement of the earnings and profits and capital
loss carryovers of such Acquired Fund for federal
income tax purposes that will be carried over by the
Acquiring Fund as a result of Section 381 of the
Code, and which will be reviewed by
PricewaterhouseCoopers LLP and certified by the
Acquiring Trust's President and Treasurer.
5.3.	The Acquiring Fund will use all reasonable efforts
to obtain the approvals and authorizations required
by the 1933 Act, the 1940 Act and such of the state
securities or blue sky laws as it may deem
appropriate in order to continue its operations
after the Closing Date.
5.4.	Each Acquired Fund agrees that the liquidation of
such Acquired Fund will be effected in the manner
provided in the Acquired Fund's Declaration of Trust
and Bylaws in accordance with applicable law, and
that on and after the Closing Date, the Acquired
Fund shall not conduct any business except in
connection with its liquidation.
6.	CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING
FUND.
The obligations of the Acquiring Fund to complete the transactions provided for herein shall be subject, at its election, to the performance by each Acquired Fund of all the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, to the following further conditions:
6.1.	Each Acquired Fund shall have delivered to the
Acquiring Fund a certificate executed on its behalf
by the Acquired Fund's President or any Vice
President and its Treasurer or Assistant Treasurer,
in form and substance reasonably satisfactory to the
Acquiring Fund and dated as of the Closing Date, to
the effect that the representations and warranties
of such Acquired Fund made in this Agreement are
true and correct at and as of the Closing Date,
except as they may be affected by the transactions
contemplated by this Agreement, and that the
Acquired Fund has complied with all the covenants
and agreements and satisfied all of the conditions
on their parts to be performed or satisfied under
this Agreement at or prior to the Closing Date.
6.2.	Each Acquired Fund shall have furnished to the
Acquiring Fund a statement of the Acquired Fund's
assets and liabilities, with values determined as
provided in Section 2 of this Agreement, together
with a list of Investments with their respective tax
costs (bases) (including any adjustments thereto),
all as of the Valuation Date, certified by the
Acquired Fund's President (or any Vice President)
and Treasurer, and a certificate of both such
officers, dated the Closing Date, to the effect that
as of the Valuation Date and as of the Closing Date
there has been no material adverse change in the
financial position of the Acquired Fund since June
30, 2010.  Each Acquired Fund also shall have
furnished to the Acquiring Fund any such other
evidence as to the tax cost (bases) (including any
adjustments thereto) of each of the Acquired Fund's
Investments as the Acquiring Fund may reasonably
request.
6.3.	The assets of each Acquired Fund to be acquired by
the Acquiring Fund a copy of the tax books and
records of the Acquired Fund necessary for purposes
of preparing any tax returns required by law to be
filed after the Closing Date, as well as will
include no assets which the Acquiring Fund, by
reason of limitations contained in the Acquiring
Trust Declaration of Trust or of investment
restrictions disclosed in the Registration Statement
in effect on the Closing Date, may not properly
acquire.
6.4.	All proceedings taken by an Acquired Fund in
connection with the transactions contemplated by
this Agreement and all material documents related
thereto shall be reasonably satisfactory in form and
substance to the Acquiring Fund.
6.5.	Prior to the Closing Date, each Acquired Fund has
declared a dividend or dividends which, together
with all previous such dividends, shall have the
effect of distributing to such Acquired Fund's
shareholders all of the Acquired Fund's investment
company taxable income as defined in Section 852 of
the Code (computed without regard to any deduction
for dividends paid), net tax-exempt income (if any),
and net capital gain realized (after reduction by
any capital loss carryover) (if any), in each case
for its short taxable year beginning July 1, 2010
and ending on the Closing Date.
6.6.	Each Acquired Fund's custodian shall have delivered
to the Acquiring Fund a certificate identifying all
of the assets of the Acquired Fund held by such
custodian as of the Valuation Date.
6.7.	Each Acquired Fund's transfer agent shall have
provided to the Acquiring Fund's transfer agent (i)
the originals or true copies of all of the records
of the Acquired Fund in the possession of the
Acquired Fund's  transfer agent as of the Closing
Date, (ii) a record specifying the number of
Acquired Fund Shares outstanding as of the Valuation
Date and (iii) a record specifying the name and
address of each holder of record of any Acquired
Fund Shares and the number of Acquired Fund Shares
held of record by each such shareholder as of the
Valuation Date.  The Acquired Fund's transfer agent
shall also have provided the Acquiring Fund with a
certificate confirming that the acts specified in
the preceding sentence have been taken and that the
information so supplied is complete and accurate to
the best knowledge of the transfer agent.
6.8.	All of the issued and outstanding shares of each
Acquired Fund shall have been offered for sale and
sold in conformity with all applicable state
securities or blue sky laws (including any
applicable exemptions therefrom) and, to the extent
that any audit of the records of an Acquired Fund or
its transfer agent by the Acquiring Fund or its
agents shall have revealed otherwise, either (i)
such Acquired Fund shall have taken all actions that
in the opinion of the Acquiring Fund or its counsel
are necessary to remedy any prior failure on the
part of the Acquired Fund to have offered for sale
and sold such shares in conformity with such laws or
(ii) such Acquired Fund shall have furnished (or
caused to be furnished) surety, or deposited (or
caused to be deposited) assets in escrow, for the
benefit of the Acquiring Fund in amounts sufficient
and upon terms satisfactory, in the opinion of the
Acquiring Fund or its counsel to indemnify the
Acquiring Fund against any expense, loss, claim,
damage or liability whatsoever that may be asserted
or threatened by reason of such failure on the part
of the Acquired Fund to have offered and sold such
shares in conformity with such laws.
6.9.	The Acquiring Fund shall have received a favorable
opinion of Ropes & Gray LLP, counsel to each of the
Acquired Funds for the transactions contemplated
hereby, on behalf of each Acquired Fund, dated the
Closing Date, with such assumptions and limitations
as shall be in the opinion of such firm appropriate
to render the opinions expressed therein, and in a
form satisfactory to the Acquiring Fund, to the
following effect:
(a)	This Agreement has been duly authorized,
executed and delivered by each Acquired Fund,
and assuming the due authorization, execution
and delivery of this Agreement by the Acquiring
Fund is a valid and binding obligation of each
Acquired Fund, enforceable against each Acquired
Fund in accordance with its terms, except as the
same may be limited by bankruptcy, insolvency,
reorganization or other similar laws affecting
the enforcement of creditors' rights generally
and other equitable principles.
(b)	Each Acquired Fund has the power as a statutory
trust to sell, assign, transfer and deliver the
assets to be transferred by it hereunder.
(c)	The execution and delivery of this Agreement by
each Acquired Fund did not, and the performance
by each Acquired Fund of its obligations
hereunder will not, violate such Acquired Fund's
Declaration of Trust or Bylaws, or any provision
of any material agreement known to such counsel
to which such Acquired Fund is a party or by
which it is bound or, to the knowledge of such
counsel, result in the acceleration of any
obligation or the imposition of any penalty
under any material agreement, judgment or decree
to which such Acquired Fund is a party or by
which it is bound.
(d)	To the knowledge of such counsel, no consent,
approval, authorization or order of any court or
governmental authority is required for the
consummation by an Acquired Fund of the
transactions contemplated by this Agreement,
except such as have been obtained.
(e)	Such counsel does not know of any legal or
governmental proceedings relating to an Acquired
Fund existing on or before the Closing Date
required to be described in the Registration
Statement which are not described as required.
(f)	Each Acquired Fund is registered with the
Securities and Exchange Commission as an
investment company under the 1940 Act.
6.10.	With respect to Highland Floating Rate Fund, the
Fund will, following the date of shareholder
approval of the Agreement, take all reasonable
actions necessary to reduce the amount of borrowing
by the Fund under its revolving credit facility (the
"Credit Agreement") to $0 and terminate the Credit
Agreement.  Each such action is to be completed
before the Closing Date.
7.	CONDITIONS PRECEDENT TO OBLIGATIONS OF EACH ACQUIRED
FUND.
The obligations of each Acquired Fund to complete the transactions provided for herein shall be subject, at its election, to the performance by the Acquiring Fund of all the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, to the following further conditions:
7.1.	The Acquiring Fund shall have delivered to each
Acquired Fund a certificate executed on its behalf
by the Acquiring Trust's President or any Vice
President and its Treasurer, in form and substance
satisfactory to each Acquired Fund and dated as of
the Closing Date, to the effect that the
representations and warranties of the Acquiring Fund
made in this Agreement are true and correct at and
as of the Closing Date, except as they may be
affected by the transactions contemplated by this
Agreement, and that the Acquiring Fund has complied
with all the covenants and agreements and satisfied
all of the conditions on their parts to be performed
or satisfied under this Agreement at or prior to the
Closing Date.
7.2.	The Acquiring Trust, on behalf of the Acquiring
Fund, shall have executed and delivered to each
Acquired Fund an assumption of liabilities agreement
dated as of the Closing Date pursuant to which the
Acquiring Fund will assume all of the liabilities of
each Acquired Fund existing at the Valuation Date in
connection with the transactions contemplated by
this Agreement.
7.3.	All proceedings taken by the Acquiring Fund in
connection with the transactions contemplated by
this Agreement and all documents incidental thereto
shall be reasonably satisfactory in form and
substance to each Acquired Fund.
7.4.	Each Acquired Fund shall have received a favorable
opinion of Ropes & Gray LLP, counsel to the
Acquiring Trust for the transactions contemplated
hereby, dated the Closing Date, with such
assumptions and limitations as shall be in the
opinion of Ropes & Gray LLP appropriate to render
the opinions expressed therein, and in a form
satisfactory to each Acquired Fund, to the following
effect:
(a)	This Agreement has been duly authorized,
executed and delivered by the Acquiring Trust,
on behalf of the Acquiring Fund, and assuming
the due authorization, execution and delivery of
this Agreement by each Acquired Fund, is the
valid and binding obligation of the Acquiring
Trust and the Acquiring Fund enforceable against
the Acquiring Trust and the Acquiring Fund in
accordance with its terms, except as the same
may be limited by bankruptcy, insolvency,
reorganization or other similar laws affecting
the enforcement of creditors' rights generally
and other equitable principles.
(b)	The execution and delivery of this Agreement by
the Acquiring Trust on behalf of the Acquiring
Fund did not, and the performance by the
Acquiring Trust and the Acquiring Fund of their
obligations hereunder will not, violate the
Acquiring Trust Declaration of Trust or Bylaws,
or any provision of any material agreement known
to such counsel to which the Acquiring Trust, on
behalf of the Acquiring Fund, or the Acquiring
Fund is a party or by which it is bound or, to
the knowledge of such counsel, result in the
acceleration of any obligation or the imposition
of any penalty under any material agreement,
judgment, or decree to which the Acquiring Trust
or the Acquiring Fund is a party or by which it
is bound.
(c)	To the knowledge of such counsel, no consent,
approval, authorization or order of any court or
governmental authority is required for the
consummation by the Acquiring Trust or the
Acquiring Fund of the transactions contemplated
by this Agreement except such as may be required
under state securities or blue sky laws or such
as have been obtained.
(d)	Such counsel does not know of any legal or
governmental proceedings relating to the
Acquiring Fund existing on at the Closing Date.
(e)	The Acquiring Trust is registered with the
Securities and Exchange Commission as an
investment company under the 1940 Act.
(f)	Assuming that a consideration not less than the
net asset value thereof has been paid, the
Acquiring Fund Shares to be issued for transfer
to the Acquired Fund Shareholders as provided by
this Agreement are duly authorized and upon such
transfer and delivery will be validly issued and
outstanding and fully paid and, except as set
forth in the Registration Statement,
nonassessable Class A shares, Class B, Class C
shares and Class Z shares of beneficial interest
in the Acquiring Fund.
(g)	The Registration Statement has become effective
and, to the knowledge of such counsel, no stop
order suspending the effectiveness thereof has
been issued.
8.	FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF THE
PARTIES.
The respective obligations of the Acquiring Trust, the
Acquiring Fund, and each Acquired Fund hereunder are subject to the further conditions that on or before the Closing Date:
8.1.	On the Closing Date, the Commission shall not have
issued an unfavorable report under Section 25(b) of
the 1940 Act, nor instituted any proceeding seeking
to enjoin the consummation of the transactions
contemplated by this Agreement under Section 25(c)
of the 1940 Act and no action, suit or other
proceeding shall be threatened or pending before any
court or governmental agency in which it is sought
to restrain or prohibit, or obtain damages or other
relief in connection with, this Agreement or the
transactions contemplated herein.
8.2.	All consents of other parties and all other
consents, orders and permits of federal, state and
local regulatory authorities (including those of the
Commission and of state blue sky and securities
authorities) deemed necessary by the Acquiring
Trust, the Acquiring Fund or each Acquired Fund to
permit consummation, in all material respects, of
the transactions contemplated hereby shall have been
obtained, except where failure to obtain any such
consent, order or permit would not involve a risk of
a material adverse effect on the assets or
properties of the Acquiring Fund or an Acquired
Fund.
8.3.	The Acquired Funds and the Acquiring Fund shall have
received a favorable opinion of Ropes & Gray LLP
dated on the Closing Date (which opinion will be
subject to certain qualifications) satisfactory to
all parties substantially to the effect that, on the
basis of the existing provisions of the Code, U.S.
Treasury regulations promulgated thereunder, current administrative rules, pronouncements and court decisions for U.S. federal income tax purposes, with
respect to each Reorganization:
(a)	The Reorganization will constitute a
reorganization within the meaning of Section
368(a) of the Code, and the Acquired Fund and
the Acquiring Fund participating in the
Reorganization each will be "a party to a
reorganization" within the meaning of Section
368(b) of the Code;
(b)	Under Section 1032 of the Code, no gain or loss
will be recognized by the Acquiring Fund upon
receipt of the assets transferred to the
Acquiring Fund pursuant to this Agreement in
exchange for the issuance of Acquiring Fund
Shares and the assumption by the Acquiring Fund
of all of the liabilities of the Acquired Fund;
(c)	Under Section 362(b) of the Code, the Acquiring
Fund's tax basis in the assets of the Acquired
Fund transferred to the Acquiring Fund in the
Reorganization will be the same as the Acquired
Fund's tax basis in such assets immediately
prior to such transfer;
(d)	Under Section 1223(2) of the Code, the Acquiring
Fund's holding periods for the assets it
receives from the Acquired Fund in the
Reorganization will include the Acquired Fund's
holding periods in those assets;
(e)	Under Section 361 of the Code, no gain or loss
will be recognized by the Acquired Fund upon the
transfer of its assets to the Acquiring Fund in
exchange for Acquiring Fund Shares and the
assumption by the Acquiring Fund of all of the
Acquired Fund's liabilities, or upon the
distribution of Acquiring Fund Shares by the
Acquired Fund to its shareholders in
liquidation, as contemplated in Section 1
hereof;
(f)	Under Section 354 of the Code, no gain or loss
will be recognized by the shareholders of the
Acquired Fund upon the exchange of their
Acquired Fund Shares for Acquiring Fund Shares;
(g)	Under Section 358 of the Code, the aggregate tax
basis of the Acquiring Fund Shares that the
Acquired Fund's shareholders receive in exchange
for their Acquired Fund Shares in the
Reorganization will be the same as the aggregate
tax basis of Acquired Fund Shares exchanged
therefor;
(h)	Under Section 1223(1) of the Code, an Acquired
Fund shareholder's holding period for the
Acquiring Fund Shares received in the
Reorganization will be determined by including
the shareholder's holding period for the
Acquired Fund Shares exchanged therefor,
provided that the shareholder held those
Acquired Fund Shares as capital assets; and
(i)	The Acquiring Fund will succeed to and take into
account the items of the Acquired Fund described
in Section 381(c) of the Code, subject to the
conditions and limitations specified in Sections
381, 382, 383 and 384 of the Code and the U.S.
Treasury regulations thereunder.
Ropes & Gray LLP will express no view with respect to the
effect of the Reorganizations on any transferred asset as
to which any unrealized gain or loss is required to be recognized under U.S. federal income tax principles (i)
at the end of a taxable year or upon the termination
thereof, or (ii) upon the transfer of such asset
regardless of whether such a transfer would otherwise be
a non-taxable transaction.
The opinion will be based on certain factual
certifications made by officers of the Acquired Funds and
the Acquiring Trust, on behalf of the Acquiring Fund, and
will also be based on customary assumptions.  The opinion
is not a guarantee that the tax consequences of the Reorganizations will be as described above. There is no assurance that the Internal Revenue Service or a court would agree with Ropes & Gray LLP'S opinion.
8.4.	At any time prior to the Closing, any of the
foregoing conditions of this Section 8 may be waived
by the Board of Trustees of the Acquiring Trust or
of either Acquired Fund, if, in the judgment of the
Board of Trustees of the Acquiring Trust or of an
Acquired Fund, as applicable, such waiver will not
have a material adverse effect on the interests of
the shareholders of the Acquired Fund or the
interests of the shareholders of the Acquiring Fund.
9.	BROKERAGE FEES; EXPENSES.
9.1.	Each of the Acquiring Trust, Acquiring Fund and the
Acquired Funds represents that there is no person
who has dealt with it who by reason of such dealings
is entitled to any broker's or finder's or other
similar fee or commission arising out of the
transactions contemplated by this Agreement.
9.2.	The costs of the Reorganizations, including without
limitation legal fees, printing and mailing costs,
and fees and expenses of the Funds' independent
accountants, will be split among the Acquired Funds
based on the net assets of each Fund as of the
Closing Date.
10.	ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES
10.1.	This Agreement supersedes all previous
correspondence and oral communications between the
parties regarding the subject matter hereof,
constitutes the only understanding with respect to
such subject matter and may not be changed except by
a letter of agreement signed by each party hereto.
10.2.	The representations, warranties and covenants
contained in this Agreement or in any other document
delivered pursuant hereto or in connection herewith
shall not survive the consummation of the
transactions contemplated hereunder.
11.	TERMINATION
11.1.	This Agreement may be terminated by the mutual
agreement of an Acquired Fund and the Acquiring
Fund, prior to the Closing Date.
11.2.	In addition, either an Acquired Fund or the
Acquiring Fund may at its option terminate this
Agreement at or prior to the Closing Date because:
(a)	With respect to a termination by the Acquired
Fund, of a material breach by the Acquiring Fund
of any representation, warranty, covenant or
agreement contained herein to be performed by
the Acquiring Fund at or prior to the Closing
Date; or with respect to a termination by the
Acquiring Fund, of a material breach by the
Acquired Fund of any representation, warranty,
covenant or agreement herein to be performed by
the Acquired Fund at or prior to the Closing
Date;
(b)	A condition herein expressed to be precedent to
the obligations of the terminating party has not
been met and it reasonably appears that it will
not or cannot be met; or
(c)	Any governmental authority of competent
jurisdiction shall have issued any judgment,
injunction, order, ruling or decree or taken any
other action restraining, enjoining or otherwise
prohibiting this Agreement or the consummation
of any of the transactions contemplated herein
and such judgment, injunction, order, ruling,
decree or other action becomes final and non-
appealable; provided that the party seeking to
terminate this Agreement pursuant to this
Section 11.2(c) shall have used its reasonable
efforts to have such judgment, injunction,
order, ruling, decree or other action lifted,
vacated or denied.
(d)	The Board of Trustees of an Acquired Fund or the
Board of Trustees of the Acquiring Trust, as the case may be, determines that the transactions contemplated by this Agreement are not in the best interests of an Acquired Fund or the Acquiring Trust or Acquiring Fund, respectively, and the terminating party provides the other party with prompt notice of such determination.

11.3.	If the transactions contemplated by this Agreement
have not been substantially completed by December
31, 2011, this Agreement shall automatically
terminate on that date unless a later date is agreed
to by both the Acquired Funds and the Acquiring
Fund.
11.4.	If for any reason the transactions contemplated by
this Agreement are not consummated, no party shall
be liable to any other party for any damages
resulting therefrom, including, without limitation,
consequential damages.
11.5.	In the event of the termination of this Agreement
and abandonment of the transactions contemplated
hereby pursuant to this Section 11, this Agreement
shall become void and have no effect except that (a)
Sections 9, 11.4, 14 and 15 shall survive any
termination of this Agreement, and (b)
notwithstanding anything to the contrary contained
in this Agreement, no party shall be relieved or
released from any liability or damages arising out
of any breach of any provision of this Agreement by
any party prior to the date of termination, unless
the termination is effected pursuant to Section
11.1.
12.	TRANSFER TAXES.
      Any transfer taxes payable upon issuance of the Acquiring Fund Shares in a name other than the registered holder of the Acquired Fund Shares on the books of an Acquired Fund as of that time shall, as a condition of such issuance and transfer, be paid by the person to whom such Acquiring Fund Shares are to be issued and transferred.
13.	AMENDMENTS.
	This Agreement may be amended, modified or supplemented in such manner as may be agreed upon in writing by the authorized officers of the Acquiring Trust and of the Acquired Funds.
14.	NOTICES.
	Any notice, report, statement or demand required or permitted by any provisions of this Agreement shall be in writing and shall be given by prepaid telegraph, telecopy or certified mail addressed to the Acquiring Trust, the Acquiring Fund or an Acquired Fund at Highland Capital Management, L.P., NexBank Tower, 13455 Noel Road, Suite 800, Dallas, TX 75240,
Attn: R. Joseph Dougherty.
15.	MISCELLANEOUS.
15.1.	The article and Section headings contained in this
Agreement are for reference purposes only and shall
not affect in any way the meaning or interpretation
of this Agreement.
15.2.	This Agreement may be executed in any number of
counterparts, each of which shall be deemed an
original.
15.3.	This Agreement shall be governed by and construed in
accordance with the domestic substantive laws of the
State of Delaware, without giving effect to any
choice or conflicts of law rule or provision that
would result in the application of the domestic
substantive laws of any other jurisdiction.
15.4.	This Agreement shall bind and inure to the benefit
of the parties hereto and their respective
successors and assigns, but no assignment or
transfer hereof or of any rights or obligations
hereunder shall be made by any party without the
written consent of the other party.  Nothing herein
expressed or implied is intended or shall be
construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or
remedies under or by reason of this Agreement.
15.5.	A copy of the Acquiring Trust's Certificate of Trust
dated March 10, 2006, as amended, to which reference
is hereby made is on file at the office of the
Secretary of State of the State of Delaware and
elsewhere as required by law.  This Agreement was
executed or made by or on behalf of the Acquiring
Trust and the Acquiring Fund by the Board of
Trustees or officers of the Acquiring Trust as
Trustees or officers and not individually and the
obligations of this Agreement are not binding upon
any of them or the shareholders of the Acquiring
Fund individually but are binding only upon the
assets and property of the Acquiring Trust or upon
the assets belonging to the series or class for the
benefit of which the Trustees have caused this
Agreement to be made.
15.6.	A copy of the Highland Floating Rate Advantage
Fund's Certificate of Trust dated November 26, 2007,
as amended, to which reference is hereby made is on
file at the office of the Secretary of State of the
State of Delaware and elsewhere as required by law.
This Agreement was executed or made by or on behalf
of the Fund by the Board of Trustees or officers of
the Fund as Trustees or officers and not
individually and the obligations of this Agreement
are not binding upon any of them or the shareholders
of the Fund individually but are binding only upon
the assets and property of the Fund or upon the
assets belonging to the series or class for the
benefit of which the Trustees have caused this
Agreement to be made.
15.7.	A copy of the Highland Floating Rate Fund's
Certificate of Trust dated November 26, 2007, as amended, to which reference is hereby made is on file at the office of the Secretary of State of the State of Delaware and elsewhere as required by law.
This Agreement was executed or made by or on behalf of the Fund by the Board of Trustees or officers of the Fund as Trustees or officers and not individually and the obligations of this Agreement are not binding upon any of them or the shareholders of the Fund individually but are binding only upon the assets and property of the Fund or upon the assets belonging to the series or class for the benefit of which the Trustees have caused this Agreement to be made.





      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its President, a Vice
President or Treasurer.


HIGHLAND FUNDS I
On behalf of Highland Floating Rate
Opportunities Fund


By: /s/ Brian Mitts
Name: Brian Mitts
Title: Treasurer



HIGHLAND FLOATING RATE ADVANTAGE FUND

By: /s/ Brian Mitts
Name: Brian Mitts
Title: Treasurer


HIGHLAND FLOATING RATE FUND

By: /s/ Brian Mitts
Name: Brian Mitts
Title: Treasurer




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